PRICING SUPPLEMENT NO. 136                                     Rule 424 (b)(3)
Dated: July 16, 1998                                        File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes       Book Entry Notes
$50,000,000                      [x]                       [x]

Original Issue Date:             Fixed Rate Notes          Certificated Notes
July 20, 1998                    [_]                       [_]


Maturity Date:                   CUSIP#: 073928 DY 6
July 20, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                         Optional            Optional
                     Redemption          Repayment           Repayment
Redeemable On        Price(s)            Date(s)             Price(s)

N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Monthly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Monthly


[_]         CMT Rate


Initial Interest Rate: 5.73625%


 Index Maturity:  One Month

 Spread (plus or minus): +0.08%





NYFS04...:\25\22625\0122\2041\SUP5298P.46Q

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*        The 20th of each month.

**       The 20th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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